SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2017

STRIKEFORCE TECHNOLOGIES, INC.

Wyoming	000-55012	22-3827597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 603, Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 661 9641

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms “Company,” “our company,” “us,” “SFT,” “StrikeForce,” “we” and “our” refer to StrikeForce Technologies, Inc. unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On September 6, 2017, the Company entered into a Litigation Funding Agreement with two parties (the “Funders”) for the purpose of funding the enforcement of certain patents relating to the process of providing dual channel authentication against several infringers (the “Litigation Enforcement of Patents”).

The Litigation Funding Agreement provides for the following:

1.	Immediate funding of One Million, Five Hundred Thousand Dollars ($1,500,000) (“Initial Funding”).
2.	The Funders shall receive from the proceeds of any litigation arising from the Litigation Enforcement of Patents (the “Claim Proceeds”), an amount equal to One Million, Five Hundred Thousand Dollars ($1,500,000) plus ten percent (10%) of any balance thereof until the Funders have received an aggregate of Seven Million, Five Hundred Thousand Dollars ($7,500,000) and thereafter, in perpetuity, Two and One Half percent (2.5%) of any and all additional Claim Proceeds.
3.	The Company can request subsequent funding, upon notice and request of the Company, of up to an additional One Million, Five Hundred Thousand Dollars ($1,500,000) payable in increments of $250,000 during the period of February 1, 2018 through January 31, 2019 (“Additional Funding”).
4.	In the event the Company requests Additional Funding, for each $250,000 received, the Funders shall receive from the Claim Proceeds an additional Two Hundred and Fifty Thousand Dollars ($250,000), plus, pursuant to the Additional Funding clause, one-sixth of Eight percent (8%) (1 and 1/3 percent) of all additional Claim Proceeds until the Funder has received an additional One Million, Two Hundred and Fifty Thousand Dollars ($1,250,000.00), and thereafter, in perpetuity, one-sixth of Two percent (2%) (1/3 of 1%) of all additional Claim Proceeds.

Management believes that this Litigation Funding Agreement will allow the Company to pursue litigation against any infringement on its patents. Previously, in an action commenced on March 28, 2013 (subsequently amended in April, 2014), and settled on January 15, 2016, the Company settled certain patent litigation through a Release and License Agreement in which certain patents were licensed to Microsoft Corporation, and the Company received a non-disclosable one time lump sum payment. No assurances can be provided that subsequent litigation, funded through the Litigation Funding Agreement, will have the same results.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKEFORCE TECHNOLOGIES, INC.
(Registrant)

Dated: September 11, 2017	By:	/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer

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